UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026

ACRES Commercial Realty Corp.

(Exact name of Registrant as Specified in Its Charter)

Maryland	1-32733	20-2287134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 RXR Plaza
Uniondale, New York		11556
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 516 535-0015

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACR	New York Stock Exchange
8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock	ACRPrC	New York Stock Exchange
7.875% Series D Cumulative Redeemable Preferred Stock	ACRPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2026, the stockholders of ACRES Commercial Realty Corp. (the “Company”) approved the Company’s 2026 Omnibus Equity Incentive Plan (the “Equity Incentive Pan”).

The description of the terms and conditions of the Equity Incentive Plan, as set forth in the Company’s definitive proxy statement filed with the SEC on May 11, 2026, under the heading “Proposal 5: Approval of 2026 Equity Incentive Plan”, and is incorporated herein by reference. A copy of the Equity Incentive Plan is filed as Exhibit 10.1 hereto and is also incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 22, 2026, the Company held its 2026 Annual Meeting of Stockholders at which its stockholders: (i) elected nine directors: Messrs. Andrew Fentress, Mark S. Fogel, David J. Bryant, Gary Ickowicz, Steven J. Kessler, Murray S. Levin and P. Sherrill Neff and Mses. Karen Edwards and Dawanna Williams to serve until the next annual meeting of stockholders in 2027; (ii) approved, in an advisory vote, the compensation of the Company’s named executive officers; (iii) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026; (iv) approved issuance of approximately 7,487,219 shares of our common stock pursuant to the Agreement and Plan of Merger, dated April 29, 2026, by and among the Company, ACRES Holdings Sub LLC (“Merger Sub”), ACRES Capital Corp. (“ACC”) and ACRES Capital, LLC (the “Merger Agreement”), pursuant to which ACC will merge with and into Merger Sub, with Merger Sub continuing as the surviving entity and a wholly-owned subsidiary of the Company (the “Merger”); and (v) approved the adoption of the Equity Incentive Plan.

The voting results were as follows:

Election of Directors	Shares For	Shares Against	Abstentions	Broker Non-Votes
Mr. Bryant	3,434,475	41,837	1,180,904	1,353,580
Ms. Edwards	3,430,163	46,083	1,180,970	1,353,580
Mr. Fentress	3,431,530	44,784	1,180,902	1,353,580
Mr. Fogel	3,432,497	43,746	1,180,973	1,353,580
Mr. Ickowicz	3,428,389	47,925	1,180,902	1,353,580
Mr. Kessler	3,429,397	46,905	1,180,914	1,353,580
Mr. Levin	3,346,977	129,337	1,180,902	1,353,580
Mr. Neff	3,427,900	48,902	1,180,414	1,353,580
Ms. Williams	3,398,320	77,947	1,180,949	1,353,580

A proposal to approve, in an advisory vote, the compensation of the Company’s named executive officers:

Shares For	Shares Against	Abstentions	Broker Non-Votes
3,338,236	136,543	1,182,437	1,353,580

A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026:

Shares For	Shares Against	Abstentions
4,767,097	63,599	1,180,100

A proposal to approve the issuance of approximately 7,487,219 shares of our common stock, subject to certain adjustments, pursuant to the Merger Agreement:

Shares For	Shares Against	Abstentions	Broker Non-Votes
4,605,657	44,847	6,712	1,353,580

A proposal to approve, the adoption of the ACRES Commercial Realty Corp. 2026 Omnibus Equity Incentive Plan:

Shares For	Shares Against	Abstentions	Broker Non-Votes
3,406,106	59,552	1,191,558	1,353,580

Because the stockholders approved the foregoing proposals at the Annual Meeting, the adjournment proposal was not submitted to the stockholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	ACRES Commercial Realty Corp. 2026 Omnibus Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACRES COMMERCIAL REALTY CORP.

Date:	June 25, 2026	By:	/s/ Jaclyn Jesberger
Jaclyn Jesberger Senior Vice President, Chief Legal Officer and Secretary